Exhibit 1

•	Ernst & Young LLP	•	Phone:	403 290-4100
	Chartered Accountants		Fax:	403 290-4265
Ernst & Young Tower
1000 440 2 Avenue SW
Calgary AB Canada T2P 5E9

Re: Consent of Independent Auditors

We consent to the use of our report dated March 4, 2003 with respect to the consolidated financial statements of NOVA Chemicals Corporation for the years ended December 31, 2002, 2001 and 2000 included in the Annual Information Form, filed under cover of the Annual Report (Form 40-F) for 2002 with the Securities and Exchange Commission.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-101793) pertaining to the Employee Savings and Profit Sharing Plan for Canadian Employees, the Director Share Unit Plan, the Deferred Share Unit Plan for Key Employees, the Deferred Share Unit Plan for US Key Employees and the Deferred Share Unit Plan for Non-Employee Directors of NOVA Chemicals Corporation, and the Employee Savings and Profit Sharing Plan for US Employees, the US Savings and Profit Sharing Restoration Plan and the Capital Accumulation Plan of NOVA Chemicals Inc. of our report dated March 4, 2003 with respect to the consolidated financial statements of NOVA Chemicals Corporation included in the Annual Report (Form 40-F) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-47673, 333-520, 333-9076 and 333-12910) pertaining to the Employee Incentive Stock Option Plan (1982) of NOVA Chemicals Corporation of our report dated March 4, 20023 with respect to the consolidated financial statements of NOVA Chemicals Corporation included in the Annual Report (Form 40-F) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9078) pertaining to the Employee Savings and Profit Sharing Plan for Canadian Employees of NOVA Chemicals Corporation of our report dated March 4, 2003 with respect to the consolidated financial statements of NOVA Chemicals Corporation included in the Annual Report (Form 40-F) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-86218) pertaining to the Employee Savings and Profit Sharing Plan for NOVA Chemicals Inc. (formerly Polysar Incorporated) of our report dated March 4, 2003 with respect to the consolidated financial statements of NOVA Chemicals Corporation included in the Annual Report (Form 40-F) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-77308) pertaining to the Director Share Purchase Plan of NOVA Chemicals Corporation of our report dated March 4, 2003 with respect to the consolidated financial statements of NOVA Chemicals Corporation included in the Annual Report (Form 40-F) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-11280) pertaining to the Beaver Valley Hourly Plan of NOVA Chemicals Corporation of our report dated March 4, 2003 with respect to the consolidated financial statements of NOVA Chemicals Corporation included in the Annual Report (Form 40-F) for the year ended December 31, 2002.

We consent to the incorporation by reference in the Registration Statement (Form F-9 No. 333-13824) pertaining to the registration of Debt Securities of NOVA Chemicals Corporation of our report dated March 4, 2003 with respect to the consolidated financial statements of NOVA Chemicals Corporation included in the Annual Report (Form 40-F) for the year ended December 31, 2002.

Calgary, Canada
April 7, 2003	Chartered Accountants